Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Mark J. Rubash, Senior Vice President and Chief Financial Officer of Shutterfly, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Quarterly Report on Form 10-Q for the period ended March 31, 2008 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 1, 2008                        By:         /s/ Mark J. Rubash
   Mark J. Rubash
   Senior Vice President & Chief Financial Officer